UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2022

Global Technology Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40948	66-0969672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

19 W 24th St. 10th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(323) 577-9874

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GTACU	The NASDAQ Stock Market LLC
Class A Ordinary Shares, $0.0001 par value,	GTAC	The NASDAQ Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GTACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Officer

On November 27, 2022, Ms. Claudia Gast tendered her resignation as the Chief Financial Officer (the Principal Financial and Account Officer of the Company), the Secretary and a director of Global Technology Acquisition Corp. I (the “Company”), effective November 27, 2022. The resignation of Ms. Gast was not a result of any disagreement with the Company’s operations, policies or procedures.

Appointment of Officer

Effective November 27, 2022, the Board of Directors of the Company has appointed Aleksander Baranski as Chief Financial Officer (the Principal Financial and Account Officer of the Company) and Secretary of the Company, replacing Ms. Gast.

Mr. Baranski, age 42, has served as a Vice President of the Company since July 2021. Mr. Baranski has also served as a partner at Greentrail Capital since July 2021. He has invested in various technology companies, including Palantir Technologies and Cohesity, through his investment venture, Carlton Hill Partners, since July 2018. From August 2020 to March 2021, Mr. Baranski worked at Optiver, a proprietary trading firm, where he focused on special situations in Europe and the U.S. Prior to that, Mr. Baranski served as a hedge fund investment professional at both Smith Cove Capital Management, from June 2017 to July 2018, and Perry Capital, from March 2014 to August 2016, where he invested across the capital structure. Additionally, Mr. Baranski worked at The Blackstone Group, where he was involved in multiple transactions across various sectors. He began his career at McKinsey & Company. Mr. Baranski received his Master in Business Administration with honors from the Wharton School at the University of Pennsylvania, a Master’s Degree in International Management from the CEMS program at the Erasmus University and the Warsaw School of Economics, and a Master’s Degree in Finance with honors from the Warsaw School of Economics.

In connection with Mr. Baranski’s appointment to Chief Financial Officer and Secretary of the Company, Mr. Baranski will enter into (1) a joinder to the letter agreement on substantially the same terms as previously entered into by and between the Company and each of its other directors and officers in connection with the Company’s initial public offering, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on October 25, 2021, and (2) the Company’s standard indemnity agreement, a form of which was previously filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-257861) on July 13, 2021.

Mr. Baranski is not expected to enter into an employment agreement, however, he will receive compensation in the amount of $100,000 on an annualized basis.

There are no arrangements or understandings between Mr. Baranksi and any other person pursuant to which he was selected as the Chief Financial Officer or Secretary. There are no family relationships between Mr. Baranksi and any director or executive officer of the Company. Mr. Baranksi does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

At this time Mr. Baranski does not hold any securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2022

GLOBAL TECHNOLOGY ACQUISITION CORP. I

By:	/s/ Arnau Porto Dolc
Name:	Arnau Porto Dolc
Title:	Chief Executive Officer